UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 18, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement with Leveling 8 Inc

On March 18, 2019, the Company entered into a First Amendment (the “Amendment”) to the Stock Purchase Agreement dated as of December 26, 2018, with Leveling 8 Inc. The Amendment, among other things, sets forth the form of certain collateral agreements to be entered into at the closing of the transaction contemplated by the Stock Purchase Agreement, clarifies certain covenants in the Stock Purchase Agreement regarding senior debt and the conditions under which the Company will release items of collateral and provides for  a credit to the purchase price and down payment required under the Stock Purchase Agreement in the event that the Sedalia, Missouri or Warminster, Pennsylvania properties owned by the Company’s cable subsidiaries are sold to David Chymiak, an executive officer and director of the Company, or his affiliate prior to the closing of the sale of the cable television segment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:
Exhibit 10.1	First Amendment to Stock Purchase Agreement
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: March 20, 2019

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Stock Purchase Agreement.